1





                                LICENSE AGREEMENT



                         KOLORFUSION INTERNATIONAL, INC.
                            POLARIS INDUSTRIES, INC.



                                 August 1, 2002

                                 Original 1 of 3



* Shows parts that have been deleted. They appear only in 6.1 on page 4 and
Schedule 2.





















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


                                LICENSE AGREEMENT


         This License Agreement for Process of Decoration by Sublimation (the "Agreement") made and effective as of the ______day of ___________, 2002 is by and between Kolorfusion International, Inc. a corporation of the State of Colorado and Polaris Industries, Inc., a corporation of the State of Minnesota.

WHEREAS, Polaris wants to decorate its manufactured products using sublimation technology and Kolorfusion is the owner of certain patents and know-how relating to sublimation technology. Polaris desires to acquire a License from Kolorfusion to allow Polaris to use all of Kolorfusion's patents and know-how relating to sublimation technology,

NOW THEREFORE, in consideration of the mutual covenants of this Agreement, the parties to this Agreement agree as follows:

                              TERMS AND CONDITIONS

1.       DEFINITIONS

         (a) "Polaris" shall mean Polaris Industries Inc., a Minnesota Corporation, and any and all product groups, divisions, subsidiaries or affiliates of Polaris Industries Inc. which are more than fifty percent (50%) owned and/or controlled by Polaris Industries Inc.

         (b) "Kolorfusion" shall mean Kolorfusion International Inc., a Colorado Corporation, and any and all product groups, divisions, subsidiaries or affiliates of Kolorfusion which are more than fifty percent (50%) owned and/or controlled by Kolorfusion International Inc.

         (c) "Licensed Patents," means all existing and future patent applications and issued patents issued in any country in the world relating to the process of decoration by sublimation which are owned by Kolorfusion or for which Kolorfusion has the right to sublicense. Licensed Patents shall include but not be limited to United States Patent No. 5,308,426 and Patent No. 2,082,979 in Canada, a "Process of Decoration by Sublimation, U.S. Patent Nos. 5,893,964 and 5,798,017 Devices for Sublimating, U.S. Patent 5,962,368 Sublimation Using Heat Shrink Film. The Licensed Patents in existence at the time of execution of this Agreement are listed in the Attached Schedule 1.

         (d) "Licensed Know-How" means all engineering specifications, production specifications, production techniques, production knowledge, and any other manufacturing information relating to the process of decoration by sublimation owned by Kolorfusion either now or in the future. Licensed Know-How shall also include patents, improvements, adaptations, and/or changes as developed by a Third Party to the process of decoration by sublimation and which Kolorfusion has the right to use either now or in the future. Licensed Know-How shall also include patents, improvements, adaptations, and/or changes as developed by Polaris to the process of decoration by sublimation in the future. The Licensed Know-How in existence at the time of execution of this Agreement is listed in the attached Schedule 2. The absence of the listing of any item of Licensed Know-How does not remove such item from Licensed Know-How. Licensed Know-How does not include information about marketing or sales of the Licensed Process or Products.

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

         (e) "Polaris Know-How" shall mean (i) any and all methods, information or processes, relating to Licensed Patents and Licensed Know-How on the Polaris products, and all improvements, adaptations, and/or changes thereto, (ii) Polaris' marketing, advertising, selling, and distribution systems and procedures, and (iii) Polaris' lists of customers and suppliers and information relating to these customers and suppliers.

         (f) "OEM Parts" shall mean components which are manufactured for use directly on a vehicle production line for ATVs and Utility Vehicles sold by Polaris.

         (g) "Service Parts" shall mean components which are manufactured for resale as replacement for "OEM Parts".

         (h) "Accessory Parts" shall mean any components which are manufactured for resale as an accessory part and not as an originally installed part or accessory.

         (i) "ATV" shall mean any motorized off-highway vehicle designed for travel on four or six tires, having a seat designed to be straddled by the operator and/or passengers and handlebars for steering control. ATVs include street legal variations of the off-highway vehicles.

         (j) "Utility Vehicle" shall mean any motorized off-highway vehicle designed for travel on four or six tires having a seat designed to accommodate an operator and passengers seated abreast or behind and a steering wheel for steering control. Utility Vehicles include street legal variations of the off-highway vehicles.

         (k) "Snowmobile" shall mean any motorized off-highway vehicle designed for travel on snow.

         (l) "Motorcycle" shall mean any two-wheeled motorized on-highway or off-highway vehicle.

         (m) "Personal Watercraft" shall mean any motorized vehicle designed for travel on water having a seat designed to be straddled by the operator and/or passengers and handlebars for steering control or strand-up operation by a single operator and handlebars for steering control.

2.       LICENSE GRANT

2.1

         Kolorfusion hereby grants to Polaris and Polaris hereby accepts from Kolorfusion an exclusive, non-transferable, royalty-bearing, worldwide license to use, manufacture, have manufactured, and sell OEM Parts and Service Parts used in ATVs or Utility Vehicles sold under a brand name owned by Polaris which incorporate Licensed Patents or Licensed Know-How until June, 30 2007. In the event Polaris had exceeded its $750,000 exclusive prepaid royalty in unit sales on or before June 30, 2006, then the exclusivity shall be extended to June 30, 2008. The license rights granted herein to Polaris does not allow Polaris to sublicense the Licensed Patents or Licensed Know-How.



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

2.2

         Kolorfusion hereby grants to Polaris and Polaris hereby accepts from Kolorfusion a non-exclusive, non-transferable, royalty-bearing, worldwide license to use, manufacture, have manufactured, and sell Accessory Parts used in ATVs and Utility Vehicles sold under a brand name owned by Polaris which incorporate Licensed Patents or Licensed Know-How. The license rights granted herein to Polaris does not allow Polaris to sublicense the Licensed Patents or Licensed Know-How.

2.3

         Kolorfusion hereby grants to Polaris and Polaris hereby accepts from Kolorfusion a non-exclusive, non-transferable, royalty-bearing, worldwide license to use, manufacture, have manufactured, and sell OEM Parts, Service Parts and Accessory Parts used in Snowmobiles, Motorcycles, and Personal Watercraft sold under a brand name owned by Polaris which incorporate Licensed Patents or Licensed Know-How. The license rights granted herein to Polaris does not allow Polaris to sublicense the Licensed Patents or Licensed Know-How.

2.4

         Kolorfusion hereby retains the right to license its sublimation decoration technology for Accessory Parts which incorporate Licensed Patents or Licensed Know-How to others. Kolorfusion does not have the right to transfer Polaris Know-How to other manufacturers of ATV and Utility Vehicles.

3.       SUPPLY AGREEMENT

         Polaris agrees to exclusively purchase printed sublimation material from Kolorfusion during the term of this Agreement as set forth in Exhibit B.

4.       THIRD PARTY SUBLICENSES

         Kolorfusion agrees to disclose to Polaris, in writing, the name and address of all third parties with whom Kolorfusion signs license agreements relating to Licensed Patents and Licensed Know-How.

5.       IMPROVEMENTS AND MODIFICATIONS

         Polaris and Kolorfusion agree to meet on at least an annual basis to discuss any improvements, modifications, or know-how made by Polaris, Kolorfusion, or a third party sublicense of Kolorfusion and update Schedule 1 and Schedule 2. Items added to these schedules shall be considered Licensed Patents or Licensed Know-How.

6.       UNIT ROYALTIES & ANNUAL LICENSE FEES

6.1

         Polaris shall pay Kolorfusion an exclusive unit royalty of $ * for each ATV or Utility Vehicle sold by Polaris which incorporates Licensed Patents or Licensed Know-How for up to * units. The exclusive unit royalty for all ATVs and Utility Vehicles sold above * units shall be $ * per unit. Polaris agrees to a nonrefundable exclusive unit royalty prepayment of $500,000 payable within 30 days of signing this Agreement. Polaris



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

further agrees to pay an additional nonrefundable exclusive royalty prepayment of $250,000 upon shipment of first production ATV or Utility Vehicle, but no later than May 31, 2003.

6.2

         In consideration for the non-exclusive license granted in Paragraph 2.3, Polaris shall pay Kolorfusion a non-refundable Annual License Fee of $10,000 for each of the following applications; Snowmobiles, Motorcycles, and Personal Watercraft. The Annual License Fee for the first year shall be payable within 30 days of signing this Agreement. All subsequent Annual License Fee payments shall be payable in advance on the anniversary date of the signing of this Agreement. If Polaris decides does not want to continue to maintain its non-exclusive rights for a particular application then Polaris will notify Kolorfusion in writing of Polaris' intention and will have no further obligation to pay the $10,000 Annual License Fee for that application.

6.3

         If Polaris loses its exclusive rights for ATV's and Utility Vehicles as set forth in Paragraph 2.1 or if Polaris decides, after the initial term of the Agreement, that it would prefer to maintain a non-exclusive license for ATV's and Utility Vehicles then Polaris will notify Kolorfusion in writing of its intention and Polaris shall have the obligation to pay the $10,000 Annual License Fee for the non-exclusive rights to ATV's and Utility Vehicles and no further unit royalty payments shall be required.

6.4

         Polaris shall make quarterly written reports to Kolorfusion, within thirty (30) days after the first day of each January, April, July, and October, during the life of this Agreement. As of those dates, Licensee shall separately state in each report the number of vehicles sold by Polaris which incorporate Licensed Patents or Licensed Know-How during the preceding three (3) calendar months. The first such report shall include any vehicles or Accessory Parts sold by Polaris prior to the effective date of this Agreement and upon which royalties have not previously been paid to Kolorfusion. Polaris shall make unit royalty payments for the preceding three calendar months at the same time it submits the quarterly written reports. No additional unit royalty payments will be due from Polaris until the $750,000 prepayment has been fully applied.

6.5

         In the event that Kolorfusion grants an exclusive license to a third party for a similar type product and wholesale price point, e.g. golf carts at a unit royalty rate which is lower than the unit royalty rate set forth in this Agreement, the unit royalty rate due from Polaris shall be adjusted downward to ensure that Polaris does not pay a higher unit royalty rate than any other exclusive licensee.

7.       TECHNICAL ASSISTANCE

         Upon reasonable request by Polaris, Kolorfusion shall make available at Kolorfusion's expense appropriate personnel at Polaris' specified location to assist Polaris or its sun-contractors in the start-up, implementation and on-going production of OEM Parts, Service


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

Parts and/or Accessory Parts which incorporate the Licensed Patents and Licensed Know-How for the term of this agreement.

8.       RECORDS & ACCESS

8.1

         Polaris shall keep records showing shipments and other dispositions of vehicles which incorporate Licensed Patents or Licensed Know-How in sufficient detail to enable the royalties payable under this Agreement to be determined. Polaris shall permit its shipment records to be examined from time-to-time by a 3rd party certified public accountant paid for by Kolorfusion to verify the quarterly written reports provided for in paragraph 7.3. The examination to be made at the expense of Kolorfusion and the certified public accountant shall be responsible to sign the Confidentiality Agreement set forth in Exhibit A.

8.2

         Upon 24 hours written notice, Kolorfusion shall have the Right of Access during normal business hours to the Polaris facilities or subcontractor facilities where the sublimation technology of OEM parts, Service Parts or Accessory Parts incorporating Licensed Patents and Licensed Know-How is being applied.

9.       TERM

9.1

         The term of this Agreement shall expire June 30, 2007 unless it is extended to June 30, 2008 as set forth in Paragraph 2.1. This Agreement shall be automatically renewable by Licensee for additional Five (5) year periods. Such five-year periods may extend beyond the expiration of the Licensed Patents, as the parties agree that the related Know-How is in itself sufficient consideration for any such extension(s). In no event shall the obligations contained in this Agreement extend beyond the expiration of the Third (3rd) renewal by Licensee.

9.2

         If Polaris shall at any time default in the (i) payment of any royalty or payments due under an Exclusive Purchase Agreement, (ii) making of any report, (iii) commitment of any breach of any term of this Agreement, (iv) the making of any false report, (v) failure to remedy any such default, breach, or report, within sixty (60) days after written notice thereof by Kolorfusion, Kolorfusion may, at its option, terminate this Agreement by notice to such effect and avail itself of such other legal remedies as are appropriate.

9.3

         This Agreement can be terminated by Polaris with 30 days written notice to Kolorfusion. Polaris agrees to cease the manufacture of OEM Parts or Accessory Parts which use the Licensed Patents and Licensed Know-How as of the date of termination. Polaris can sell the inventory of ATVs and Utility Vehicles in stock as of the date of termination provided Polaris pays the applicable unit royalties. Polaris may continue to produce Service Parts which are exempt from unit royalties, so long as Polaris and Kolorfusion maintain compliance with the terms of Exhibit B.

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

9.4

         In the event Kolorfusion shall become bankrupt or be placed in the hands of a receiver, assignee or trustee, whether by the voluntary act or otherwise (an "Insolvency Event") then Polaris shall retain the license rights granted herein and shall have the immediate right to purchase its required printed goods from a producer of its choice.

10.      WARRANTIES AND REPRESENTATIONS

10.1

         Kolorfusion warrants and represents that it has all rights and title to the Licensed Patents and Licensed Know-How and that Kolorfusion is unaware of any lawsuits, actions, proceedings, claims or allegations that the Licensed Patents and Licensed Know-How granted herein infringes upon any other patents or is being used in violation of any intellectual property right of any 3rd party.

10.2

         Polaris represents and warrants to Kolorfusion that it has the power, authority, right and ability to enter into this Agreement and that Polaris has executed no other agreement(s) in conflict with this Agreement.

10.3

         With the exception of Paragraph 11.1, the License rights granted herein are without any other representation or warranty of any kind on the part of Kolorfusion. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, KOLORFUSION DISCLAIMS ALL OTHER WARRANTIES WITH REGARD TO THE LICENSED PATENTS OR LICENSED KNOW-HOW, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.      REPORT OF INFRINGING ACTIVITY

         Polaris and Kolorfusion shall have the obligation to report to the other party any person or business entity it believes to be using the Licensed Patents or Licensed Know-How in the production of OEM Parts or Accessory Parts without authorization. Kolorfusion at its own expense shall prosecute any unauthorized use of Licensed Patents or Licensed Know-How by a third party. In the event that Kolorfusion does not prosecute such unauthorized use then Polaris shall have the right to do so and shall receive a credit against any unit royalty payments for all costs, including legal fees, associated with prosecuting such unauthorized use.

12.      RIGHT OF ASSIGNMENT

         Neither party shall have the right to assign its rights granted herein to a third party without the prior written consent of the other party. Any attempted assignment of this Agreement by one party without such written consent shall be void.

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

13.      PATENT & TRADE NAME MARKING

         Polaris shall affix or cause to be affixed proper statutory patent notices on any OEM Part or Accessory Part. Polaris shall have the right and obligation to use Kolorfusion's trademark in the product catalogues used to sell ATVs, Utility Vehicles, and Accessary Parts which use the Licensed Patent or Licensed Know-How.

14.      CONFIDENTIALITY

         Polaris and Kolorfusion agree to keep confidential all Licensed Know-How submitted by one party to the other as set forth in the Confidentiality Agreement set forth in Exhibit A. Polaris and Kolorfusion shall only disclose the Licensed Know-How to individuals, including individuals from 3rd Party companies, who agree to abide by and be bound by the terms of Exhibit A. This section shall survive the termination or expiration of this Agreement.

15.      NOTICES

         All notices provided for in this Agreement shall be in writing and shall be considered delivered when they are deposited in the U.S. mail, certified first class or airmail, postage prepaid addressed to the respective parties as follows:

                  Kolorfusion:        Kolorfusion International Inc.
                                      14510 E Fremont Ave
                                      Englewood, Colorado 80112
                                      Attn: President

                  Polaris:            Polaris Industries Inc.
                                      301 5th Ave. SW
                                      Roseau, MN.  56751
                                      Attn:  Director of Purchasing

Or to such other addresses as may be designated by the respective parties in writing.

16.      HEADINGS

         The section titles are inserted for convenience only. They shall not be deemed to be a part of this Agreement or affect the construction or interpretation of any provision of the Agreement.

17.      GOVERNING LAW

         This Agreement is made and entered into in the State of Minnesota and shall be construed in accordance with the laws of the State of Minnesota. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the State of Minnesota before and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in any such arbitration shall be binding on the parties to this Agreement. Judgment upon any such award can be entered by any court having jurisdiction of the subject matter of the award. Without detracting from the generality of the foregoing, the following specific provisions shall also apply:

         a. The proceedings shall be held by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in


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

                  accordance with the Rules of the American Arbitration Association.

         b. The arbitrators are authorized to make arrangements for all or part of the arbitration proceedings to be held outside the State of Minnesota at any other location as they, by a majority vote, consider appropriate in the circumstances.

         c. Before rendering their final decision, the arbitrators shall first act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute.

         d. The costs of the arbitration shall be in the discretion of the arbitrators provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.

18.      ENTIRE AGREEMENT AND AMENDMENTS

18.1

         This Agreement is the entire and only agreement between Kolorfusion and Licensee respecting the subject matter of this Agreement. Any representation, promise, or condition in connection with this Agreement not incorporated in this Agreement shall not be binding upon either Kolorfusion or Licensee. Any modification, renewal, extension, or termination of this Agreement (except as provided in Section 8), or termination of any of the provisions of this Agreement shall not be binding unless in writing and signed by both parties. Any waiver to be binding must be in writing signed by the party waiving. As used in this section, the word "termination" includes any and all means of bringing, prior to its expiration by its own terms, this Agreement to an end, or any provisions thereof, whether by release, discharge, abandonment, or otherwise.

18.2

         The respective officers of Kolorfusion and Licensee have signed this Agreement on behalf of Kolorfusion and Licensee and by so doing Kolorfusion and Licensee have agreed to all the terms and conditions set forth in this Agreement.

19.      ANNOUNCEMENTS AND PUBLICITY

         Polaris and Kolorfusion agree that any press releases or other publicly announcing the existence of this Agreement or any aspects the business relationship between the parties shall be mutually agreed upon between Kolorfusion and Polaris. An embargo on any and all press releases or any other publicity shall be in effect until September 25, 2002.


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




Attest:                                    Kolorfusion International, Inc.


___________________________                By:  _____________________________

                                           Its: _____________________________


Attest:                                    Polaris Industries Inc.


___________________________                By:  _____________________________

                                           Its: _____________________________

























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

                                    EXHBIT A

                            CONFIDENTIALITY AGREEMENT

1.       PURPOSE

         Polaris and Kolorfusion hereby acknowledge that Polaris may provide to Kolorfusion Proprietary Information for the sole purpose of assisting Kolorfusion in their mutual exploration of certain business objectives and opportunities or for the performance of work. Use of such Proprietary Information by Kolorfusion for any other purpose is expressly prohibited. The parties acknowledge that Polaris is relying on this Agreement before granting Kolorfusion access to Proprietary Information.

2.       PROPRIETARY INFORMATION DEFINED

         As used in this Agreement and, except as set forth in Section 3 below, the term "Proprietary Information" means and includes all information disclosed to Kolorfusion by Polaris that (a) at the time of initial disclosure to Kolorfusion, is marked, labeled or specifically designated in writing as "Proprietary Information", or (b) qualifies as proprietary information because it is information in any form whatsoever relating to Polaris' or any affiliate or subsidiary of Polaris' (i) financial information, including, but not limited to, financial statements, projections, data and accounting systems; (ii) product specifications and designs, models or builds, manufacturing processes, methods and know-how, production machinery, production schedules, quality assurance methods, new product development technology, prices, tariffs, trade secrets and secret procedures; (iii) sales, marketing and customer information, including, but not limited to, sales projections, business procedures, the identity and lists of customers and suppliers, methods of marketing and promotion, advertising, marketing plans and proposals, operations, work product, names of, or agreements with, any suppliers or customers, or improvements in any of the foregoing; (iv) computer software, including, but not limited to, source and object codes, flowcharts, algorithms, record layouts, routines, report formats, data compilers, assemblers, design concepts, and related documentation, manuals, and other materials; or (v) discoveries, inventions, copyrights, concepts and ideas, whether patentable or not, and including without limitation the nature and result of research, development, manufacturing, marketing, planning, and other business activities.

Failure to mark, label or specifically designate information as "Proprietary Information" at the time of initial disclosure to Kolorfusion shall not affect its status as Proprietary Information.

3.       EXCEPTIONS TO PROPRIETARY INFORMATION

         The definition of Proprietary Information set forth in Section 2 above does not include any information, which (i) was publicly available at the time of disclosure; (ii) became publicly available through no act or failure to act on the part of Kolorfusion; (iii) was already in Kolorfusion's rightful possession prior to disclosure, as evidenced by Kolorfusion's written record, and which was not the subject of an earlier proprietary relationship with Polaris, its subsidiaries, affiliates or predecessors; (iv) was disclosed to Kolorfusion by a third party having no duty of confidentiality to Polaris or any other third party; or (v) is independently developed without using Polaris' Proprietary Information by persons who did not have access to Polaris' Proprietary Information.

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

4.       OWNERSHIP OF DATA AND INFORMATION

         Kolorfusion agrees that Polaris shall be the sole and exclusive owner of all rights, title and interest in any specifications, blueprints, documentary technical know-how, instructions, molds, models, casts, formulas, sketches, drawings, designs, manufacturing procedures and processes supplied to Polaris by Kolorfusion, and to the extent these terms conflict with any marking(s) or diagram(s) on any other document, the terms of this Agreement prevail.

5.       NON DISCLOSURE AND NON USE

         Kolorfusion hereby agrees that at all times, Kolorfusion shall (i) maintain the confidential nature of any and all Proprietary Information disclosed to it pursuant this Agreement; (ii) use such Proprietary Information solely to accomplish the purpose set forth in Section 1 hereto; (iii) use reasonable efforts and diligence to safeguard such Proprietary Information and to protect it against disclosure, misuse, espionage, loss and theft; (iv) use at least the same degree of care, but no less than a reasonable degree of care, to safeguard and protect from disclosure such Proprietary Information as it uses with its own proprietary information that it does not wish to disclose; (v) not disclose to others, or permit any person or entity under its control to use or disclose to others, such Proprietary Information, except as expressly permitted by this Agreement, or as may otherwise be expressly authorized by Polaris in writing; and (vi) provide immediate written notice to Polaris in the event it discovers a loss or unauthorized disclosure of such Proprietary Information.

6.       PERMITTED DISCLOSURE

         Kolorfusion may disclose the Proprietary Information (i) to its employees, agents or representatives who require access to such Proprietary Information to accomplish the purpose contemplated herein, but only if such employees, agents or representatives agree to treat the Proprietary Information in accordance with this Agreement; and (ii) if disclosure is required by Kolorfusion pursuant to a law, judicial order or governmental directive, in which event Kolorfusion shall provide Polaris with prompt written notice of any such required disclosure, and Kolorfusion shall take reasonable steps to maintain the confidentiality of the Proprietary Information.

7.       RETURN OF PROPRIETARY INFORMATION

         The parties agree that at the completion of the purpose contemplated herein, or within five (5) days of a request by Polaris, Kolorfusion shall (i) at Polaris' direction, promptly return to Polaris, or destroy as specified by Polaris, all documents, disks or other material embodying the Proprietary Information then in its possession, or under its control; (ii) certify its return or destruction of the Proprietary Information, as the case may be, upon demand by Polaris; and (iii) not retain any copies or records of the Proprietary Information whatsoever. The return or authorized destruction of the Proprietary Information pursuant to this Section, or as a result of any termination of this Agreement, shall have no effect on the obligations imposed on the parties with respect to the protection and non-disclosure of the Proprietary Information for the full period of time required under Section 8 hereof.


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

8.       SURVIVAL

         All of the provisions set forth in this Agreement are continuing terms and shall survive the return or authorized destruction of the Proprietary Information pursuant to Section 7 hereof, any other termination of this Agreement, the termination date of any subsequent agreement relating to the Proprietary Information that the parties may choose to enter into and the termination of the Agreement. The obligation to treat Proprietary Information in accordance with this Agreement will expire three (3) years from the date of initial disclosure to Kolorfusion.

9.       NO CONFLICT

         Kolorfusion represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the confidentiality obligations imposed under this Agreement with respect to the Proprietary Information of Polaris.

10.      IRREPARABLE INJURY

         The parties acknowledge and agree that if Kolorfusion breaches this Agreement, then Polaris will suffer irreparable injury. The parties agree that such irreparable injury suffered by Polaris as a result of Kolorfusion's breach cannot be compensated by money alone, and agree that a court order enjoining Kolorfusion from continuing to breach this Agreement is proper and warranted.

11.      NO ASSIGNMENT

         Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

12.      AUTHORITY TO SIGN

         Each party represents, warrants and covenants that it has full and complete authority and authorization to execute and effect this Agreement and to take or cause to be taken all acts contemplated by this Agreement and that the person signing this Agreement on behalf of such party has the full power and authority to bind such party to the terms of this Agreement.

13.      CONSTRUCTION

         This Agreement has been carefully read, the contents hereof are known and understood and it is freely signed by the parties hereto. The Agreement shall not be construed against the party responsible for drafting any section alleged to be ambiguous or uncertain in the event of ambiguities and uncertainties.

14.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to its subject matter. It supersedes any prior agreement or understanding between the parties with respect to the subject matter. This Agreement and the confidentiality obligations imposed hereunder may not be modified or amended except by a writing executed by the duly authorized representatives of both parties.

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

15.      GOVERNING LAW

         This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without giving effect to the principles of conflicts of laws. The parties submit and consent to the exclusive jurisdiction of the federal or state courts of Minnesota for any claim or action arising from or relating to this Agreement.

                                    EXHIBIT B

                          EXCLUSIVE PURCHASE AGREEMENT


Polaris and Kolorfusion agree to the following:

         1. Polaris agrees to purchase all of its requirements of printed sublimation materials (hereinafter "Printed Goods"), required to manufacture OEM Parts and Accessory Parts which use the Licensed Patents and Licensed Know-How, exclusively from Kolorfusion throughout the term of the Agreement.

         2. Standard Printed Goods shall be priced in accordance with Kolorfusion's published price lists at the time this Agreement is executed, a copy of which is attached hereto and made a part hereof. It is agreed that the price of Custom Printed Goods shall be mutually agreed upon by the parties. If Kolorfusion offers discounts off its published price lists to third parties, Polaris shall be entitled to receive the same discounts on Polaris' purchases of Standard Printed Goods.

         3. Purchases made by Polaris from Kolorfusion for Printed Goods shall only be used upon OEM Parts and Accessory Parts for Polaris vehicles. No resale is allowed by Polaris of Printed Goods.

         4. Kolorfusion will provide Polaris six (6) design print set-ups and color calibration as submitted or selected by Polaris at no charge.

         5. The initial price Polaris shall pay for Kolortex shall be $.70/sq.ft. unless volume pricing is lower.

         6. Polaris agrees to complete testing of OEM Parts and Accessory Parts which incorporate the Licensed Patents and Licensed Know-How to determine if they are suitable for Polaris' intended use. In the event failure to these parts result in a failure for any reason during the six (6) month consumer warranty period, then Kolorfusion shall provide credit to Polaris at a rate of 25% of the manufactured part cost plus applicable labor. Such credit shall be determined annually and credited against Printed Goods invoices from Kolorfusion to Polaris at a rate of 10% of the total invoice amount.

                                   SCHEDULE 1

                                LICENSED PATENTS


         o        U.S. Patent No. 5,308,426 a "Process of Decoration by
                  Sublimation"

         o        Canadian Patent No. 2,082,979 a "Process of Decoration by
                  Sublimation"

         o        U.S. Patent Nos. 5,893,964 and 5,798,017 "Devices for
                  Sublimating"

         o        U.S. Patent 5,962,368 "Sublimation Using Heat Shrink Film"

                                   SCHEDULE 2

                                LICENSED KNOW-HOW
                         (ITALICS DENOTES CONFIDENTIAL)

1. Kolorfusion has developed various ways to provide * for decoration, * These include such examples, but not limited to:

                  A. TUBULAR PRODUCTS USING * TO PROVIDE COMPLETE DYE TRANSFER DURING THE SUBLIMATION PROCESS.

                  B. THE USE O *F OR LIKE MATERIAL CAN SOMETIMES BE USED TO * SURROUND THE ARTICLE TO BE DECORATED.

                  C. Attaching the Kolortex * that is larger than the object to be decorated. If when the * Kolortex stretches, then certain objects can then be decorated when there is an outside means * to in essence the Kolortex to the article. For example a bowling ball could be placed * making the Kolortex form to the bowling ball.

2. Kolorfusion has developed ways to provide prints from other than rotary screen direct printed textile to create an image onto Kolortex for 3-dimensional decoration. THE PRINT IS FIRST MADE * THEN TRANSFERRED TO
         * TEXTILE* THE USE OF THIS TEXTILE ALLOWS FOR HIGHER QUALITY RESOLUTION ON CERTAIN PRINTS. To-date the disadvantage is the lower.* stability and sometimes- dyes for certain substrates.

         Kolorfusion continues to develop coatings with specialty properties for dye sublimation. In order to create brilliant colors on a coated surface there needs to be a *

3. The use of paper in conjunction with vacuum can sometimes be used to decorate an object that is not severe enough in its shape to cause the paper to tear when the vacuum is applied. The drawback at this time is the lack of U.V. resistance without a U.V. resistant topcoat. The paper can also be used * while the print on the Kolortex is different. For example the image maybe camouflage, * and the surface to be decorated,
         *

4. Correcting mistakes or touch-ups. Certain instances one can take a small piece of the printed goods where the image did not transfer during the process, place the piece over the missed surface and then *

5. Sometimes it is difficult to get the very edge of certain part or "seaming" where you do not want a seam. That is, the Kolortex when under vacuum cannot get to the edge due to the meeting of the two sides the vacuum compartment, such as membranes or when the membranes meet in the middle of a part. An example would be the decoration of * of a coated metal brief case shell. Simply placing a block or other fixture into the shell prior to vacuum will alleviate this edge or seam problem
         *

6. Crushing of certain objects, such as fabricated boxes, can be eliminated *When vacuum is applied there is no pressure to crush *

7. GENERAL STATEMENT- Kolorfusion continues to develop methods or systems to improve our abilities in dye sublimation such as: specialty coatings including glow in the dark, retro-reflective hi-bond strength to plastics and glass, etc.; testing and the continual development of sublimation at lower temperatures using various dyes of different energies or fixturing a product to maintain in its manufactured shape; testing new materials to act as the dye sublimation ink carrier; testing additives to increase the U.V. resistance or provide an invisible detection tracer for stopping pirating; developing methods to improve the making of pre-formed membranes; sourcing suppliers with mass products that can be used in our process, *

                    KOLORFUSION STANDARD KOLORTEX PRICE SHEET

                                 AUGUST 1, 2002


-------------------------------------------------------------------------------------------------------------------------------
VOLUME PER      1,500 -         5,000 -          9,500 -         19,000 -          37,500 -        75,000 -         150,000+
  SQ. FT.       4,500           9,000            18,000          36,000            72,000          145,000
-------------------------------------------------------------------------------------------------------------------------------
 STOCKED
 PATTERNS    $1.50/sq ft.     $1.20/sq ft.     $0.95/sq ft.     $0.80/sq ft.     $0.70/sq ft.     $0.60/sq ft.    $0.50/sq ft.
-------------------------------------------------------------------------------------------------------------------------------


1. Packaging: Rolls will be placed in black plastic bag and secured properly for shipment. Multiple rolls are then palletized and shrink wrapped for added protection. Any special packaging requirements will be fully stated on the Purchase Order and delivery receipt.

2. Lead Times: Standard turn around time for in-stock patterns is 7-10 days from receipt of order. Please allow 4-6 weeks for all orders greater than 36,000 sq. feet. Custom patterns will require 4-5 weeks in quantities less than 36,000 sq. feet. Greater quantities will vary in lead times for custom patterns.

3.       Transportation: F.O.B. Englewood, CO. Kolorfusion International, Inc.

4. Warranty: The warranty is limited to replacement of defective Kolortex only. This warranty is valid for six months from the delivery date provided that proper storage is maintained. Even though not warranted, Kolortex will keep beyond 2 years.

5. Storage Requirements: Kolortex should be in a dry, clean, cool and dark environment. It is recommended that the room temperature not to exceed 80(degree)F.

6.       Order Quantities: Pricing is based on a per-pattern, per-order basis.

7. Quality Standards: Kolorfusion International, Inc. was not supplied a documented and clearly defined set of quality criteria at the time this estimate was developed. Additional quality standards must be approved by Kolorfusion management prior to the initial order. This estimate is subject to change once all quality standards are made available for Kolorfusion International, Inc. to review.

8.       Deposit Requirements:

                  a. Stocked pattern orders exceeding 36,000 sq. feet will require a 50% deposit upon ordering.

                  b.       Custom patterns require a 50% deposit upon ordering.

9.       Environmental: No issues. MSDS sheets available upon request.




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